UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 3, 2014

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 3, 2014, Legacy Reserves LP (the “Partnership”), Legacy Reserves GP, LLC, the general partner of the Partnership, and Legacy Reserves Operating GP LLC and Legacy Reserves Operating LP, each a wholly owned subsidiary of the Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Partnership agreed to sell 10,000,000 units representing limited partner interests in the Partnership (the “Units”) at a price to the public of $27.38 per Unit ($26.43 per Unit to the Partnership, net of underwriting discount and commissions). Pursuant to the Underwriting Agreement, on October 3, 2014, the Underwriters exercised their option to purchase an additional 1,500,000 Units. The Partnership will receive net proceeds from the offering of approximately $303.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership. The Partnership expects to use the net proceeds, including the net proceeds from the underwriters’ exercise of their option to purchase additional units, for general partnership purposes, including funding future acquisitions or repaying a portion of the borrowings outstanding under our revolving credit facility. Closing of the issuance and sale of the Units is scheduled for October 8, 2014.

The offering of the Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-194999) of the Partnership (the “Registration Statement”), and the prospectus supplement dated October 3, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated into this Item 1.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 3, 2014, among Legacy Reserves LP and the Underwriters named therein.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: October 8, 2014	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 3, 2014, among Legacy Reserves LP and the Underwriters named therein.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1)